Creating a Premier Midwest Community Bank David T. Provost Chief Executive Officer Thomas C. Shafer Vice Chairman, Chief Executive Officer of Chemical Bank Dennis Klaeser Chief Financial Officer November 2017 Conferences

This presentation and the accompanying presentation by management contains forward-looking statements that are based on management's beliefs, assumptions, current expectations, estimates and projections about the financial services industry, the economy and Chemical Financial Corporation ("Chemical"). Words and phrases such as "anticipates," "believes," “focus,” "continue," "estimates," "expects," "forecasts," "future," "intends," "is likely," "opinion," "opportunity," "plans," "potential," "predicts," "probable," "projects," "should," "strategic," "trend," "will," and variations of such words and phrases or similar expressions are intended to identify such forward-looking statements. These statements include, among others, statements related to loan pipeline and portfolio projections, expectations around future growth, including organic and acquisitive growth plans, and plans to hire additional commercial lenders, bankers and other support staff, the impact of our restructuring efforts, including the expected pre-tax charges and annualized cost savings related to such efforts, our focus on realizing operating and business synergies related to our merger with Talmer, and our focus, in 2018, on increasing our proportion of loans sold to enhance the run rate on mortgage banking fee income. All statements referencing future time periods are forward-looking. Management's determination of the provision and allowance for loan losses; the carrying value of acquired loans, goodwill and mortgage servicing rights; the fair value of investment securities (including whether any impairment on any investment security is temporary or other-than-temporary and the amount of any impairment); and management's assumptions concerning pension and other postretirement benefit plans involve judgments that are inherently forward-looking. There can be no assurance that future loan losses will be limited to the amounts estimated. All of the information concerning interest rate sensitivity is forward-looking. The future effect of changes in the financial and credit markets and the national and regional economies on the banking industry, generally, and on Chemical, specifically, are also inherently uncertain. Forward-looking statements are based upon current beliefs and expectations and involve substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Accordingly, such statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions ("risk factors") that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. Chemical undertakes no obligation to update, amend or clarify forward-looking statements, whether as a result of new information, future events or otherwise. Risk factors including, without limitation: • Chemical’s ability to attract and retain new commercial lenders and other bankers as well as key operations staff in light of competition for experienced employees in the banking industry; • Chemical’s ability to grow its deposits while reducing the number of physical branches that it operates; • Negative reactions to the branch closures by Chemical Bank’s customers, employees and other counterparties; • Economic conditions (both generally and in Chemical’s markets) may be less favorable than expected, which could result in, among other things, a deterioration in credit quality, a reduction in demand for credit and a decline in real estate values; • A general decline in the real estate and lending markets, particularly in Chemical’s market areas, could negatively affect Chemical’s financial results; • Increased cybersecurity risk, including potential network breaches, business disruptions, or financial losses; • Restrictions or conditions imposed by Chemical’s or Chemical Bank’s regulators on Chemical’s or Chemical Bank’s operations may make it more difficult for Chemical to achieve its goals; • Legislative or regulatory changes, including changes in accounting standards and compliance requirements, may adversely affect Chemical; • Changes in the interest rate environment may reduce margins or the volumes or values of the loans Chemical makes or has acquired; and • Economic, governmental, or other factors may prevent the projected population, residential, and commercial growth in the markets in which Chemical operates. In addition, risk factors include, but are not limited to, the risk factors described in Item 1A of Chemical’s Annual Report on Form 10-K for the year ended December 31, 2016. These and other factors are representative of the risk factors that may emerge and could cause a difference between an ultimate actual outcome and a preceding forward-looking statement. Forward-Looking Statements 2

Non-GAAP Financial Measures This presentation and the accompanying presentation by management contain certain non-GAAP financial disclosures that are not in accordance with U.S. generally accepted accounting principles ("GAAP"). Such non-GAAP financial measures include Chemical’s tangible shareholders' equity to tangible assets ratio, tangible book value per share, presentation of net interest income and net interest margin on a fully taxable equivalent basis, operating expenses-core (which excludes merger and restructuring expenses and impairment of income tax credits), operating expenses-efficiency ratio (which excludes merger and restructuring expenses, impairment of income tax credits and amortization of intangibles), the adjusted efficiency ratio (which excludes significant items, impairment of income tax credits, amortization of intangibles, net interest income FTE adjustments, gains from sale of investment securities and closed branch locations) and other information presented excluding significant items, including net income, diluted earnings per share, return on average assets, return on average shareholders' equity and return on average tangible shareholders’ equity. Chemical uses non-GAAP financial measures to provide meaningful, supplemental information regarding its operational results and to enhance investors’ overall understanding of Chemical’s financial performance. The limitations associated with non- GAAP financial measures include the risk that persons might disagree as to the appropriateness of items comprising these measures and that different companies might calculate these measures differently. These disclosures should not be considered an alternative to Chemical’s GAAP results. See the Appendix included with this presentation for a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures. Non-GAAP Financial Measures 2

Emphasize our strategy of being the Premier Midwest Community Bank 4 1 Demonstrated track record of organic growth2 Strong performance metrics and profitability should drive upside3 Realizing our ever greater potential  The largest banking company headquartered in Michigan  Scalable core strategies and disciplines  Proven organic growth initiatives  Leadership in EPS growth among peers (1)  Total Return out-performance (peers and indices) (1)  ROAA(2) 1.2%, ROAE(2) 8.6%, ROATCE(2)14.7%, low efficiency ratio  Delivering on projected merger benefits  Consistent EPS growth performance  Market share growth  Revenue enhancements  Concentrate on achieving cost savings and exploiting business synergy opportunities  Continue to build out and enhance risk management practices (1) Source: SNL Geographic Intelligence (2) ROAA, ROAE and ROATCE, excluding significant items, are non-GAAP financial measure. “Significant items” are defined as merger expenses, restructuring expenses and the change in fair value of loan servicing rights. Please refer to slides 32 - 35 for a reconciliation of non-GAAP financial measures. Overview 4

 “Local” community bank  Strong belief in the community banking concept  23 identified centers of influence  Community-driven leadership, rapid local response  Emphasis on building relationships  We know our markets, what works, and what does not work  Strong credit culture  Diversification  In-depth knowledge of our customers and markets  Underwriting discipline  Low cost, stable, core funding – starts at relationship level  Expense management and control  Clean balance sheet, solid capital ratios and intense focus on effective capital deployment  Identify, hire, motivate and retain talented individuals to carry out our relationship strategies  Sustain long-term growth through combination of organic and acquisitive growth  Higher lending limits provide enhanced middle market lending growth opportunities  Opportunities for fee income growth from Wealth Management and Mortgage Banking synergies  Enhancing preparedness for future acquisitive growth opportunities in Michigan, Ohio, and Indiana Scalable Core Strategies & Disciplines Core Values 5

▪ Company-wide focus on efficient allocation of capital, enhancing efficiency, improving customer service and driving revenue growth * 7.5 percent reduction in total employees in 3Q17 * 4Q17 planned consolidation of 25 branches, in addition to the 13 branches consolidated in 3Q17 * Planned exiting of title insurance services and reducing resources allocated to auto lending * 3Q17 resulted in a pre-tax charge of $18.8 million as a result of retirement costs, severance and charges associated with disposition of branch facilities * Annualized cost savings expected to be about $20 million ▪ A portion of cost savings will be spent hiring commercial lenders, other bankers and support staff with a goal of building market share and further enhancing revenue growth Restructuring Announced Sept. 12, 2017 6

$293 $480 $566 $476 $837 $283 $394 $166 $44 $475 $1,108 $4,882 7.6% 11.5% 12.2% 8.4% 11.5% 8.7% 11.9% 5.2% 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% 16.0% $0 $500 $1,000 $1,500 $2,000 $2,500 2012 2013 2014 2015 2016 1Q'17 2Q'17 3Q'17 Annual Organic Loan Gr o w th ( % ) $ i n M i l l i o n s Organic Acquired Annual Organic Loan Growth 7 Breakdown of CHFC’s Loan Growth Source: Company Documents, SNL Financial * Annualized organic loan growth $1,041 $1,583 $5,720 g g ( ) ’12 -’16 Year Loan Growth CAGR: 103% ’12 – ’16 Organic Loan Growth CAGR: 42% Av . Annual Or anic Growth ’12-’16 : 10.2% Loans @ Year End ($B) $4.2 $4.6 $5.7 $7.3 $13.0 Improving Organic Loan Growth $13.3 * $13.7 6,0 * * $13.8

8 EPS Growth Translates to Outsized Shareholder Return Source: CHFC data per Company Documents, Peer data per SNL Financial; Market data as of 11/9/2017 (1) Diluted EPS, excluding significant items, is a non-GAAP financial measure. Peer Income excludes extraordinary items, non-recurring items and gains/losses on sale of securities. Please refer to slides 32 – 35 for a reconciliation of non-GAAP financial measures for CHFC calculations. (2) Peers include nationwide banks with $10 to $25 billion in total assets (3) Includes cash dividends paid on common shares Diluted EPS, excluding significant items, Growth(1) Total Shareholder Return (%)(3) (2) E P S ( $ ) D iluted E P S , excluding significant item s, Y oY G row th (% ) T o t a l S h a r e h o l d e r R e t u r n ( % ) (2) CHFC ’12-’16 Diluted EPS CAGR: 11.0% (1) (1) ’12-Nov’17 Total Return CAGR: CHFC: 19.7% Peers: 15.9% $1.97 $2.39 $2.17 $2.61 $1.85 $2.00 $2.11 $2.54 $2.81 $2.99 11.5% 8.1% 5.5% 20.4% 10.6% 8.4% 3.6% 8.7% 7.1% 9.0% 0% 15% 30% 45% $1.00 $1.50 $2.00 $2.50 $3.00 $3.50 2012 2013 2014 2015 2016 3Q YTD'17 Ann.CHFC GAAP EPS CHFC Diluted EPS, excluding significant items CHFC Diluted EPS, excluding significant items, YoY Growth Peer Median Adjusted Diluted EPS YoY Growth

 $19.4 billion in assets  Largest banking company headquartered and operating branches in Michigan  Operates 236 banking offices primarily in Michigan, Northeast Ohio and Northern Indiana  Local market knowledge and business development opportunities led by 23 community-based advisory boards  One of the largest trust and wealth management operations of a Michigan-headquartered bank with $4.9 billion in assets under management or custody and another $1.4 billion in assets within the Chemical Financial Advisors Program  Focused on realizing operating and business synergies from Chemical/Talmer merger, enhancing organic growth potential and growing market share in key urban markets  $3.7 billion Market Capitalization(1) (1) Based upon CHFC shares outstanding of 71.2 million and the CHFC stock price of $51.75 on November 7, 2017. 9 About Chemical Financial Corporation

62.7% 64.2% 65.3% 63.2% 67.2% 61.5% 60.8% 63.1% 61.6% 58.7% 54.4% 53.5% 59.5% 63.0% 61.2% 59.4% 57.5% 55.7% 50.0% 53.0% 56.0% 59.0% 62.0% 65.0% 68.0% 2012 2013 2014 2015 2016 YTD'17 Ann. CHFC, GAAP CHFC, adjusted Peer Median 11.2% 11.4% 10.3% 12.8% 12.2% 12.8% 11.2% 11.4% 11.2% 13.7% 13.6% 14.7% 10.9% 11.8% 11.5% 11.5% 11.4% 13.0% 8.00% 10.00% 12.00% 14.00% 16.00% 2012 2013 2014 2015 2016 YTD'17 Ann. CHFC CHFC, adjusted Peer Median 0.9% 1.0% 1.0% 1.0% 0.9% 1.0% 0.9% 0.9% 1.0% 1.1% 1.2% 1.2% 0.9% 1.1% 1.1% 1.1% 1.1% 1.1% 0.7% 0.8% 0.9% 1.0% 1.1% 1.2% 1.3% 2012 2013 2014 2015 2016 YTD'17 Ann. CHFC, GAAP CHFC, adjusted Peer Median 10 ROAA(3)(%) CHFC’s Performance Metrics Source: SNL Financial and Company Documents; CHFC GAAP from SNL Financial (1) CHFC Income excludes merger and acquisition expenses, restructuring expenses, loan servicing rights changes in fair value and gains on sales of branches. Peer income excludes extraordinary items, non-recurring items and gains/losses on sale of securities. Please refer to slides 32 - 35 for a reconciliation of non-GAAP financial measures. (2) Peers include nationwide banks with $10 to $25 billion in total assets; ratios are presented on an “adjusted” basis, see footnote 1. (3) ROAA, ROATCE and the efficiency ratio, excluding significant items, are non-GAAP financial measures. Please refer to slides 32 – 35 for a reconciliation of non-GAAP financial measures. ROATCE(3)(%) Efficiency Ratio, non-GAAP(3)(%) (2) (2) (2) Dividends per Share ($) (1) (1) $0.82 $0.87 $0.94 $1.00 $1.06 $1.10 $0.70 $0.80 $0.90 $1.00 $1.10 $1.20 2012 2013 2014 2015 2016 YTD'17 Ann. (1)

11 Delivering on Projected Merger Benefits Source: Company Documents (1) Taken from presentation dated 2/1/2016; presentation filed with the SEC and was utilized by CHFC’s Senior Mgmt. team during analyst / institutional investor meetings to discuss the merger. CHFC 12/31/15 figures have been adjusted to reflect the current non-GAAP methodology utilized; the variance between the non-GAAP calculations are immaterial. (2) Includes nationwide banks with total assets between $10 and $25 billion (3) Denotes a non-GAAP financial measure. Refer to pages 32 – 35 for reconciliations of non-GAAP financial measures. (4) Market data as of 1/29/2016 (5) Market Data as of 11/9/2017 (6) EPS estimates in the 12/31/2015 CHFC column were consensus “Street” estimates just prior to announcement of the merger; estimates in the Pro Forma CHFC / TLMR column were the pro forma estimates provided by CHFC; estimates in the Today column are the current consensus “Street” estimates per Bloomberg (7) Difference between Peer Median and Top Quartile multiples and CHFC Today, divided by CHFC Today. This is forward-looking, provided for information purposes only and not a guarantee of performance.

CHFC is Largest MI‐Headquartered Banking Company CHFC Operating Markets Source: SNL Financial. Deposit data as of 6/30/2017. Note: CHFC’s two branches in Northern Indiana are excluded from the Southwest Michigan region. (1) Local is defined as banks headquartered in Michigan Northern Michigan Southeast Michigan Southwest Michigan  Central Michigan Northern Ohio The Premier Midwest Community Bank 12

Overlapping Michigan Markets New Michigan & Ohio MarketsOther Markets  Southwest MI Central  MI Southeast MI Northern OHNorthern MI (1) Source: USDOC’s Bureau of Economic Analysis. Considered the largest  Metropolitan Statistical Area for each region. The Northern Michigan region does not have a Metropolitan Statistical Area as defined by  the Bureau of Economic Analysis (2) State Deposits are in billions per SNL Financial and as of 6/30/17 (3) Source: SNL Geographic Intelligence All Major MI Markets & OH Growth Opportunity 96% of businesses / 96% of population is within MI footprint(3) Southeast Michigan represents more than 50% of Michigan GDP – a significant opportunity with recent market disruption CHFC Footprint By State & Regional Market MI OH Southwest MI Central MI Northern MI Southeast MI Northern OH Michigan  Penetration TotalDeposits ($B) $11.8 $1.4 $3.5 $3.5 $2.3 $2.5 $1.4 Market Share Rank 7 21 2 1 1 10 12 Deposit Market Share (%) 5.6% 0.4% 9.0% 22.8% 18.0% 1.8% 1.3% Market Information (as a % of): % of State ($B) GDP  (1) 12% 2% ‐ 52% 21% % of State Deposits  (2) 18% 7% 6% 66% 32% 98% % of State Businesses (3) 25% 13% 11% 47% 39% 96% % of State Population (3) 25% 13% 9% 50% 37% 97% 13

 Increase in in-house lending limit and new Middle Market Loan Committee creates new opportunities to further penetrate the middle-market space  Recruiting Efforts  3 key hires with deep C&I experience joining our SE MI and Grand Rapids Commercial teams will lift referrals to Middle Market  5 C&I candidates in the talent pipeline  Opportunity (Companies $50 - $500 million in sales revenue):  West Michigan – 150 companies; present penetration <15  Southeast Michigan – 400 companies; present penetration <10  Ohio – 250 companies; present penetration <10  Portfolio Projections: $350 million at year-end 2017 Realizing our ever greater potential 14 October 2017 Southeast Michigan Ohio West Michigan Other Total Current Loans  (#) 8 10 7 9 34 Current Loans  ($)  $61 million $123 million $53 million $86 million $323 million New originations next 30 days $15 million $0 million $5 million $10 million $30 million

 Through 9/30/2017, hired 36 mortgage loan officers (net 14), 3 producing sales managers (net minus 1) and 2 non-producing sales managers  Anticipate hiring 20 – 25 additional MLO’s in 2017 and 2018 (have added 5 MLO’s since 9/30/17, including 3 CRA lenders)  Opportunity & Focus: Grand Rapids, Southeast Michigan and Cleveland  Michigan Market Penetration:  4Q2016 (average): 2.05%  1Q2017 (average): 2.47%  2Q2017 (average): 4.30% (now ranked #3 in Michigan)  Origination Volume:  4Q2016: $490.5 million – 60% purchase / 40% refinance; 54% sale / 46% portfolio  1Q 2017: $313.3 million – 65% purchase / 35% refinance; 46% sale / 54% portfolio  2Q 2017: $463.2 million – 76% purchase / 24% refinance; 45% sale / 55% portfolio  3Q 2017: $482.5 million – 73% purchase / 27% refinance; 47% sale / 53% portfolio  YTD 2017: $1.26 billion – 72% purchase / 28% refinance; 46% sale / 54% portfolio  Key strategic focus in 2018 is to increase proportion of loans originated for sale in order to enhance the run rate of mortgage banking fee income  Adjust the ARM index from CMT to LIBOR in order to sell ARM loans into the secondary market  Increase margin on portfolio products  Additional MLO training on conforming products Realizing our ever greater potential 15 Opportunity, Enhancement, Growth (October 2016 through September 2017)

 Emphasize our strategy of being the Premier Midwest Community Bank  Focus on what will build shareholder value • Organic revenue growth and cost discipline • Concentrate on achieving cost savings • Expand our market presence and product lines where additional value can be created • Rationalization of branch locations Closing Comments 16

Supplemental Information David T. Provost Chief Executive Officer Thomas C. Shafer Vice Chairman, Chief Executive Office of Chemical Bank Dennis Klaeser Chief Financial Officer

Q3 2017 Highlights  Diluted earnings per share of $0.56, compared to $0.73 in the 2nd qtr. 2017 and $0.23 in the 3rd qtr. 2016  Diluted earnings per share, excluding significant items,(1)(2) of $0.79; up 5% from both 2nd qtr. 2017 and 3rd qtr. 2016  Return on average assets and return on average shareholders' equity of 0.86% and 6.1%, respectively, in 3rd qtr. 2017 (1.21% and 8.6%, respectively, excluding significant items(1)(2))  Return on average tangible shareholders' equity of 10.9% in 3rd qtr. 2017 (15.3%, excluding significant items(1)(2)) Loan Growth ▪ $166 million in 3rd qtr. 2017 (quarterly organic loan growth: 12.3% commercial real estate construction, 4.0% consumer installment and 3.1% residential mortgage loans) Asset quality ratios ▪ Nonperforming loans/total loans of 0.39% at September 30, 2017; increased from 0.37% at June 30, 2017, and from 0.32% at September 30, 2016 ▪ Net loan charge-offs/average loans of 0.10% (1)"Significant items" include merger and restructuring expenses and the change in fair value in loan servicing rights. (2)Denotes a non-GAAP financial measure. Refer to the Appendix for a reconciliation of non-GAAP financial measures. 18

Income Statement Highlights

Financial Highlights

(in thousands except per share data)	2017 3rd Qtr.	2017 2nd Qtr.	2016 3rd Qtr.
Net interest income	$ **143,628**	$ 137,948	$ 96,809
Provision for loan losses	**5,499**	6,229	4,103
Noninterest income	**32,122**	41,568	27,770
Operating expenses	**119,539**	98,237	106,144
Operating expenses, excl. merger and restructuring expenses and impairment of income tax credits(1)	**95,241**	97,772	68,674
Merger expenses	**2,379**	465	37,470
Restructuring expenses	**18,824**	—	—
Impairment of income tax credits	**3,095**	—	—
Net income	**40,459**	52,014	11,484
Net income, excl. significant items(1)	**56,868**	53,488	37,405
Diluted EPS	**0.56**	0.73	0.23
Diluted EPS, excl. significant items(1)	**0.79**	0.75	0.75
Return on Avg. Assets	**0.86%**	1.14%	0.37%
Return on Avg. Shareholders' Equity	**6.1%**	8.0%	2.9%
Efficiency Ratio	**68.0%**	54.7%	85.2%
Efficiency Ratio - Adjusted(1)	**51.2%**	52.2%	52.7%
Equity/Total Assets	**13.8%**	14.1%	14.7%
Tangible Shareholders' Equity/Tangible Assets(1)	**8.3%**	8.4%	8.7%
Book Value/Share	$ **37.57**	$ 37.11	$ 36.37
Tangible Book Value/Share(1)	$ **21.36**	$ 20.89	$ 19.99

(1)Denotes a non-GAAP financial measure. Refer to the Appendix for a reconciliation of non-GAAP financial measures.

Prior Quarter Comparison

- Higher net interest income in Q3 compared to Q2, due to organic loan growth, higher average balance of investment securities and an improvement in loan yields–partially offset by higher average balances of deposits and short-term borrowings
- Operating expenses increased primarily due to restructuring expenses, consisting primarily of severance and retirement related expenses
- Decrease in noninterest income primarily due to decreases in mortgage servicing revenue and other charges and fees for customer services
- Decrease in provision for loan losses, lower net organic loan growth

Prior-Year Quarter Comparison

- Merger-related expenses incurred in Q3 2016
- Increase in net interest income, attributable to increase in investment securities and organic growth in total loans during the twelve months ended September 30, 2017 and impact of the Talmer merger

19

2015 Total: $86.8(1); $92.3(2)(3) 2016 Total: $108.0(1); $140.4(2)(3) 2017 (1)Net Income (2)Net Income, excluding significant items. (3)Denotes a non-GAAP financial measure. Please refer to the Appendix for a reconciliation of non-GAAP financial measures. $56.9(2)(3) Net Income Trending Upward ($ Millions, except EPS data) Net Income $0.57(3) Net Income Trending Upward ($ Millions, except EPS data) 2015 2016 2017 $53.5(2)(3) 20 $37.4(2)(3) Significant items (after-tax) Net Income __ Diluted EPS, excluding significant items (non-GAAP) (3) $0.79(3)

Loan Portfolio Composition ($ Millions) $1,117 21 September 30, 2016 $12,716 September 30, 2017 $13,833 Total Loan Growth -  Commercial  CRE/C&D  Residential  Consumer Loan Growth - Twelve Months Ended September 30, 2017

2015 - $476 2016 - $837 2017 - $843 $15 $224 $181 $280 $56 $843 $837 $96 $186 Quarterly Loan Growth Trends Loan Growth* ($ Millions) $275 *Excludes the impact of the $4.88 billion of loans acquired in the Talmer merger. $283 22  Commercial  CRE/C&D  Residential  Consumer Quarterly Loan Growth Trends Loan Growth - 2016 Total* Loan Growth - 2017 YTD $166 $394 Quarterly Loan Growth Trends

Q3 2017 Q2 2017 Q1 2017 2016 Total* Originated Loan Portfolio Commercial $ 71 $ 195 $ 88 $ 380 CRE/C&D 139 313 239 594 Residential 197 89 119 258 Consumer 89 103 56 418 Total Originated Loan Portfolio Growth $ 496 $ 700 $ 502 $ 1,650 Acquired Loan Portfolio Commercial $ (111) $ (88) $ (52) $ (292) CRE/C&D (92) (94) (64) (317) Residential (102) (97) (72) (133) Consumer (25) (27) (31) (71) Total Acquired Loan Portfolio Run-off $ (330) $ (306) $ (219) $ (813) Total Loan Portfolio Commercial $ (40) $ 107 $ 36 $ 88 CRE/C&D 47 219 175 277 Residential 95 (8) 47 125 Consumer 64 76 25 347 Total Loan Portfolio Growth $ 166 $ 394 $ 283 $ 837 Loan Growth (Run-off) ($ Millions) Loan Growth* – Originated v. Acquired *Excludes the impact of the $4.88 billion of loans acquired in the Talmer merger. 23 Loan Growth (Run-off) ($ Millions)

(1)Comprised of $874 million of growth in customer deposits offset by a $342 million decrease in brokered deposits. (2)Cost of deposits based on period averages. Total Deposits – September 30, 2016 $13.3 Total Deposits – September 30, 2017 $13.8 Organic $0.5, 4.0%(1) Total Deposits ($ Billions) Deposit Composition (2) 2016 2017 24 Total Deposits ($ Billions) Average Deposits ($ Millions) & Cost of Deposits(2) (%)  Noninterest-bearing Demand Deposits  Interest-bearing Demand Deposits  Savings Deposits  Time Deposits  Brokered Deposits $(0.4) $(0.3)

Average Cost of Funds Q3 2017 – 0.53% Average Cost of Funds Q2 2017 – 0.44% $16.0 billion $16.6 billion Average cost of wholesale borrowings – 1.35% Average cost of wholesale borrowings – 1.14% Funding Breakdown ($ Billions) 25 June 30, 2017 September 30, 2017  Deposits:  Time Deposits  Customer Repurchase Agreements Wholesale borrowings (at September 30, 2017: brokered deposits - $0.1 billion, short and long term borrowings - $2.3 billion) Interest and noninterest- bearing, demand, savings, money market

ALL NPLs 2015 2016 2017 Originated Loans ($ billions) $3.3 $3.8 $4.3 $5.0 $5.8 $7.5 $9.2 Acquired Loans ($ billions) 0.5 0.4 0.3 0.7 1.5 5.5 4.7 Total Loans ($ billions) $3.8 $4.2 $4.6 $5.7 $7.3 $13.0 $13.9 Originated ALL $88 $84 $79 $76 $73 $78 $85 Acquired ALL — — — — — — 1 Total ALL $88 $84 $79 $76 $73 $78 $86 Originated ALL/ Originated Loans 2.60% 2.22% 1.81% 1.51% 1.26% 1.05% 0.93% NPLs/ Total Loans 2.05% 1.71% 1.33% 0.89% 0.86% 0.34% 0.39% Credit Mark as a % of Unpaid Principal on Acquired Loans 6.6% 6.0% 7.8% 5.4% 4.4% 3.1% 2.7% Provision for Loan Losses vs. Net Loan Losses Credit Quality ($ Millions, unless otherwise noted) Provision for Loan Losses vs. Net Loan Losses (Originated loan portfolio) Nonperforming Loans (NPLs) and Allowance for Loan Losses (ALL) 26

Net Interest Margin(1) and Loan Yields Net Interest Margin(1) Purchase Accounting Accretion on Loans Loan Yields Net Interest Income (Quarterly Trend) Net Interest Income, Net Interest Margin and Loan Yields (1)Computed on a fully taxable equivalent basis (non-GAAP) using a federal income tax rate of 35%. Please refer to the Appendix for a reconciliation of non-GAAP financial measures. 27 Quarterly Tre 2016 2017 2016 2017

$20.9 $32.1* Quarterly Non-Interest Income * Significant items: Changes in fair value in loan servicing rights were a $4.0 million detriment in Q3 2017, a $1.8 million detriment in Q2 2017, a $0.5 million detriment in Q1 2017, a $6.3 million benefit in Q4 2016 and a $1.2 million detriment in Q3 2016. Q4 2016 also included a $7.4 million gain on sales of branch offices. $41.6* $27.8* $54.3* 28 Quarterly 2016 2017 $38.0* $19.4

$68.6(1) $106.1 $56.0(1) $59.1 $96.3(1) $114.3 Quarterly Operating Expenses $98.2 $100.0(1) 29 Quarterly 2016 2017 $104.2 $97.7(1) $95.2(1) $119.5 (1) Denotes a non-GAAP financial measure. Refer to the Appendix for a reconciliation of non-GAAP financial measures. $56.3(1) $58.9

Peer Average 12/31/2016(1) CHFC 12/31/2016 CHFC 6/30/2017 CHFC 9/30/2017 Tangible Book Value / Share(2) NA $20.20 $20.89 $21.36 Tangible Common Equity / Tangible Assets(2) 8.1% 8.8% 8.4% 8.3% Tier 1 Capital 10.8% 10.7% 10.4% 10.5% Total Risk-Based Capital 12.6% 11.5% 11.1% 11.2% Capital (1)Source SNL Financial – ASB, WTFC, CBSH, TCB, UMBF, PVTB, MBFI, ONB, FMBI and FFBC (ordered by asset size). (2)Denotes a non-GAAP financial measure. Refer to the Appendix for a reconciliation of non-GAAP financial measures. Tangible Book Value and Capital Ratios Tangible Book Value per Share(2) (TBV) Roll Forward 30

Analyst Consensus  Consistent growth and performance for shareholders through economic cycles  Merger creates the opportunity to strengthen the foundation for delivering sustainable, strong EPS growth into the future Consensus EPS Consensus Dividend SNL Core EPS Common Dividend 31 Consistent EPS Growth Performance Source: SNL Financial; analyst consensus estimates as of 11/9/2017 0.00 0.10 0.20 0.30 0.40 0.50 0.60 0.70 0.80 0.90 1.00 $ P e r S h a r e Performance & Expectations

Appendix: Non-GAAP Reconciliation

(Dollars in thousands, except per share data)

	Q3 2017	Q2 2017	Q3 2016	Full Year 2016	Full Year 2015
Shareholders' equity	**$ 2,673,089**	$ 2,639,442	$ 2,563,666		
Goodwill, CDI and non-compete agreements, net of tax	**(1,153,576)**	(1,153,595)	(1,154,121)		
Tangible shareholders' equity	**$ 1,519,513**	$ 1,485,847	$ 1,409,545		
Common shares outstanding	**71,152**	71,131	70,497		
Tangible book value per share	**$ 21.36**	$ 20.89	$ 19.99		
Total assets	**$ 19,354,308**	$ 18,781,405	$ 17,383,637		
Goodwill, CDI and non-compete agreements, net of tax	**(1,153,576)**	(1,153,595)	(1,154,121)		
Tangible assets	**$ 18,200,732**	$ 17,627,810	$ 16,229,516		
Tangible shareholders' equity to tangible assets	**8.3%**	8.4%	8.7%		
Net income	**$ 40,459**	$ 52,014	$ 11,484	$ 108,032	$ 86,830
Significant items, net of tax	**16,409**	1,474	25,921	32,373	5,484
Net income, excl. significant items	**$ 56,868**	$ 53,488	$ 37,405	$ 140,405	$ 92,314
Diluted earnings per share	**$ 0.56**	$ 0.73	$ 0.23		
Effect of significant items, net of tax	**0.23**	0.02	0.52		
Diluted earnings per share, excl. significant items	**$ 0.79**	$ 0.75	$ 0.75		
Average assets	**$ 18,858,148**	$ 18,264,699	$ 12,250,730		
Return on average assets	**0.86%**	1.14%	0.37%		
Effect of significant items, net of tax	**0.35%**	0.03%	0.85%		
Return on average assets, excl. significant items	**1.21%**	1.17%	1.22%		
Average shareholders' equity	**$ 2,643,233**	$ 2,606,517	$ 1,559,668		
Return on average shareholders' equity	**6.1%**	8.0%	2.9%		
Effect of significant items, net of tax	**2.5%**	0.2%	6.7%		
Return on average shareholders' equity, excl. significant items	**8.6%**	8.2%	9.6%		

32

Appendix: Non-GAAP Reconciliation

(Dollars in thousands, except per share data)

	Q3 2017	Q2 2017	Q3 2016
Efficiency Ratio:			
Total revenue – GAAP	$ 175,750	$ 179,516	$ 124,579
Net interest income FTE adjustment	3,260	3,169	2,426
Significant items	4,040	1,725	935
Total revenue – Non-GAAP	$ 183,050	$ 184,410	$ 127,940
Operating expenses – GAAP	$ 119,539	$ 98,237	$ 106,144
Merger and restructuring expenses	(21,203)	(465)	(37,470)
Impairment of income tax credits	(3,095)	—	—
Operating expenses, core - Non-GAAP	95,241	97,772	68,674
Amortization of intangibles	(1,526)	(1,525)	(1,292)
Operating expenses, efficiency ratio -excluding merger & restructuring expenses, impairment of income tax credits and amortization of intangibles - Non-GAAP	$ 93,715	$ 96,247	$ 67,382
Efficiency ratio – GAAP	68.0%	54.7%	85.2%
Efficiency ratio – adjusted	51.2%	52.2%	52.7%
Net Interest Margin:			
Net interest income – GAAP	$ 143,628	$ 137,948	$ 96,809
Adjustments for tax equivalent interest:			
Loans	824	814	777
Investment securities	2,436	2,355	1,649
Total taxable equivalent adjustments	3,260	3,169	2,426
Net interest income (on a tax equivalent basis)	$ 146,888	$ 141,117	$ 99,235
Average interest-earning assets	$ 16,815,240	$ 16,228,996	$ 11,058,143
Net interest margin – GAAP	3.40%	3.41%	3.49%
Net interest margin (on a tax-equivalent basis)	3.48%	3.48%	3.58%

33

Non-GAAP Reconciliation

(Dollars in thousands, except per share data)

	YTD 9/30 2017	2016	2015	2014	2013	2012
Net income	**$140,077**	$108,032	$86,830	$62,121	$56,808	$51,008
Significant items, net of tax	**20,929**	32,373	5,484	4,555	0	0
Net income, excluding significant items	**$161,006**	$140,405	$92,314	$66,676	$56,808	$51,008
Diluted earnings per share	**$1.95**	$2.17	$2.39	$1.97	$2.00	$1.85
Effect of significant items, net of tax	**0.29**	0.64	0.15	0.14	0.00	0.00
Diluted earnings per share, excluding significant items	**$2.24**	$2.81	$2.54	$2.11	$2.00	$1.85
Diluted earnings per share, excluding significant items (Annualized)[1]	**$2.99**					
Average assets	**$18,204,024**	$12,037,155	$8,481,228	$6,473,144	$5,964,592	$5,442,079
Return on average assets[1]	**1.03%**	0.90%	1.02%	0.96%	0.95%	0.94%
Effect of significant items, net of tax	**0.15%**	0.27%	0.07%	0.07%	0.00%	0.00%
Return on average assets, excluding significant items[1]	**1.18%**	1.17%	1.09%	1.03%	0.95%	0.94%
Efficiency Ratio:						
Total revenue – GAAP	**$ 523,373**	$ 503,431	$ 354,224	$ 275,646	$ 257,056	$242,229
Net interest income FTE adjustment	**9,498**	9,642	7,452	5,975	5,355	5,037
Significant items	**6,194**	(13,172)	(779)	0	0	0
Total revenue – Non-GAAP	**$539,065**	$499,901	$360,897	$281,621	$ 262,411	$247,266
Operating expenses – GAAP	**$321,972**	$338,418	$223,894	$179,925	$ 164,948	$151,921
Merger, acquisition and restructuring expenses	**(25,835)**	(61,134)	(7,804)	(6,388)	0	0
Impairment of income tax credits	**(3,095)**	0	0	0	0	0
Amortization of intangibles	**(4,564)**	(5,524)	(4,389)	(2,029)	(1,909)	(1,569)
Operating expenses – Non-GAAP	**$288,478**	$271,760	$211,701	$171,508	$163,039	$150,352
Efficiency ratio – GAAP	**61.5%**	67.2%	63.2%	65.3%	64.2%	62.7%
Efficiency ratio – adjusted	**53.5%**	54.4%	58.7%	60.9%	62.1%	60.8%

(1) YTD 9/30/17 has been annualized for comparison.

34

35 YTD 9/30 2017 2016 2015 2014 2013 2012 Average Tangible Common Equity Average common equity $2,611,630 $ 1,546,721 $ 919,328 $ 754,211 $ 626,555 $ 587,451 Average goodwill, CDI and noncompete agreements, net of tax (1,154,243) (514,634) (245,894) (157,634) (127,363) (130,173) Average tangible common equity $1,457,387 $ 1,032,087 $ 673,434 $ 596,577 $ 499,192 $ 457,278 Return on Average Tangible Shareholders’ Equity Net Income $140,077 $108,032 $86,830 $62,121 $56,808 $51,008 Net income, excluding significant items $161,006 $140,405 $92,314 $66,676 $56,808 $51,008 Average tangible shareholders’ equity $1,457,387 $1,032,087 $ 673,434 $ 596,577 $ 499,192 $ 457,278 Return on average tangible shareholders’ equity(1) 12.8% 12.2% 12.8% 10.3% 11.4% 11.2% Return on average tangible shareholders’ equity, excluding significant items(1) 14.7% 13.6% 13.7% 11.2% 11.4% 11.2% Non-GAAP Reconciliation (Dollars in thousands) (1) YTD 9/30/17 has been annualized for comparison.